Exhibit 10.1

[Execution] 9986/48254-001 CURRENT/115004776v10   US-DOCS\114747541.7 Stericycle, Inc. 2355 Waukegan Road Bannockburn, IL 60015  March 26, 2020   VIA EMAIL  Roy J. Katzovicz Chief Executive Officer Saddle Point Management, L.P. 555 West 57th Street, STE 1326 New York, NY 10019  Re: Cooperation Agreement  Dear Roy,  On behalf of the board of directors (the “Board”) of Stericycle, Inc. (the “Company”), this letter confirms our mutual agreements between the parties hereto including, without limitation, the Company and Saddle Point Management, L.P. (“SPM”) acting on behalf of Maxima Fund I, L.P. (“Maxima Fund”), with respect to the nomination of Jim Martell (“Martell”) and James Welch (“Welch”) (together with Martell, the “Saddle Point Designees”) for election to the Company’s Board and the other matters set forth herein. We look forward to working with you.  In consideration of the foregoing, and for other good and valuable consideration the sufficiency and receipt of which is mutually acknowledged, the parties hereto agree as follows:  1. Nominations to the Board. Concurrently with the execution of this letter agreement, the Board has increased the size of the Board from ten to twelve directors. The Company hereby agrees to include the Saddle Point Designees on the slate of nominees to be recommended by the Board in the Company’s proxy statement and on its proxy card relating to the Company’s 2020 annual meeting of stockholders (including any adjournments or postponements thereof, the “2020 Annual Meeting”), subject to the Saddle Point Designees (i) providing the Company with all information regarding the Saddle Point Designees that the Company is entitled to receive from all other directors regarding each of them and is required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”) and (ii) executing all documents required to be executed by directors nominated for election at the 2020 Annual Meeting, such documents to be in substantially the same form as documents executed and provided by all other directors in connection with the 2020 Annual Meeting (it being understood that each of the Saddle Point Designees shall have a ten day period to cure any failure to comply with clauses (i) or (ii) above, which ten day period shall commence upon receipt by such applicable Saddle Point Designee of a detailed notice from the Company specifying in detail any such failure).

Saddle Point Management, L.P. March 26, 2020 Page 2  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7 2. Power and Authority. Each of the undersigned parties represents that (i) it has the due power and authority to enter into this letter agreement and perform its obligations hereunder and that the execution and delivery of this letter agreement constitutes a valid and binding obligation and agreement (except to the extent enforceability may be limited under applicable bankruptcy, insolvency or similar laws affecting creditors rights and to general principals of equity), and (ii) the execution, delivery and performance by such party shall (A) not violate or conflict with any law, rule, regulation, judgment, order, decree or similar process, and (B) not result in any breach or violation or constitute a default or acceleration of default (in each case, whether with the lapse of time, notice or otherwise) under or pursuant to any organizational document or material contract to which it is a party or by which it is bound. SPM represents and warrants that (x) Maxima Fund beneficially owns, directly or indirectly, an aggregate of 1,586,240 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) and such shares of Common Stock constitute all of the Common Stock beneficially owned by Saddle Point and the Saddle Point Affiliates (as defined below) or in which Saddle Point or the Saddle Point Affiliates have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise (for the avoidance of doubt, the 1,586,240 shares of Common Stock excludes shares held by entities that are not controlled affiliates of SPM), and (y) SPM has sole voting power over such shares of Common Stock and no other person or Group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) has any voting power over such shares of Common Stock.   3. Confidentiality. The Company acknowledges that the Saddle Point Designees may, including through one-on-one conversations, communicate confidential information obtained in each of their respective capacities as a director of the Company (other than information whose provision would reasonably be expected to pose a conflict of interest) to SPM’s officers, employees, and SPM’s external counsel or other third-party advisors with a duty to keep such information confidential, in each case, in accordance with and subject to a confidentiality agreement, which SPM shall enter into with the Company (the “Confidentiality Agreement”), dated as of the date hereof, the form of which is attached as Exhibit A hereto.  4. Certain Confirmations. This letter agreement confirms that, once elected to the Board, each of the Saddle Point Designees will be entitled to the same compensation, director indemnity and insurance and other benefits as are accorded to the other non-employee directors of the Company, after accounting for their respective roles as members of committees of the Board. Except to the extent reasonably necessary to comply with applicable law, the Company confirms that it will not alter or adopt any its existing policies or its bylaws in a manner that would interfere with the purpose of this letter agreement. 5. Nominations to the Board at 2021 Annual Meeting. If and to the extent that (a) SPM requests in writing that the Company nominate the Saddle Point Designees at the Company’s 2021 annual meeting of stockholders (including any adjournments or postponements thereof, the “2021 Annual Meeting”) prior to the deadline under the Amended and Restated Bylaws of the Company (the “Bylaws”) for advance notice of director nominations proposed to be made by Company stockholders at the 2021 Annual

Saddle Point Management, L.P. March 26, 2020 Page 3  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7 Meeting and (b) the Board subsequently determines that it is in the best interest of the Company to nominate the Saddle Point Designees at the 2021 Annual Meeting, then the Company shall include the Saddle Point Designees on the slate of nominees to be recommended by Board in the Company’s proxy statement and on its proxy card relating to the 2021 Annual Meeting, provided that the Saddle Point Designees shall (i) provide the Company with all information regarding the Saddle Point Designees that the Company is entitled to receive from all other directors regarding each of them and is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and (ii) execute all documents required to be executed by directors nominated for election at the 2021 Annual Meeting, such documents to be in substantially the same form as documents executed and provided by all other directors in connection with the 2021 Annual Meeting (it being understood that each of the Saddle Point Designees shall have a ten day period to cure any failure to comply with clauses (i) or (ii) above, which ten day period shall commence upon receipt by such applicable Saddle Point Designee of a detailed notice from the Company specifying in detail any such failure).  6. Service on Committees. Subject to the election of Welch and Martell at the 2020 Annual Meeting and subject to the Bylaws, the Board’s applicable committee charters, Nasdaq rules and applicable laws, the Board and all applicable committees of the Board shall take all actions necessary to appoint (i) Martell to the Board’s Compensation Committee, (ii) Welch to the Board’s Audit Committee and (iii) each of Martell and Welch to the Operations & Safety Committee (as defined below), in each case, as promptly as reasonably practicable following the election of the Saddle Point Designees to the Board. Without limiting the foregoing, the Board shall give each Saddle Point Designee the same due consideration for membership to any committee of the Board as any other independent director.  7. Operations & Safety Committee. Promptly following the election of the Saddle Point Designees to the Board, the Board shall take all necessary actions to establish a committee of the Board (and to maintain such committee through the expiration of the Standstill Period) which shall be named the “Operations & Safety Committee” (the “Operations & Safety Committee”) to coordinate, provide oversight and report recommendations, from time to time, regarding the Company’s operational objectives, including transportation and logistics, ERP and technology-enabled operational improvements, and supervision and general safety matters, including regulatory, environmental and compliance matters relevant to the Company. In furtherance of the foregoing, the Operations & Safety Committee shall consider in good faith to retain one or more individuals recommended by SPM to provide recommendations to such committee with respect to, among other things, the Company’s new enterprise resource planning system’s cost, implementation and operation. The Operations & Safety Committee shall be made up of a majority of directors who qualify as “independent” pursuant to Nasdaq listing standards. The initial members of the Operations & Safety Committee shall be Cindy J. Miller (“Miller”), Martell, Welch, Stephen C. Hooley and Veronica M. Hagen, with Miller serving as the Chairman of such committee. The Operations & Safety Committee shall (i) meet promptly after the date that the Saddle Point Designees are elected to the Board to organize, plan and commence the evaluation and review to be performed in accordance with this letter agreement, and (ii) be provided with the technical resources and authority reasonably necessary for such committee to discharge its purpose, including, without limitation, to retain and terminate

Saddle Point Management, L.P. March 26, 2020 Page 4  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7 its own independent technical consultants, advisors and experts to the extent such committee so determines. Such committee will report on the status and substance of its work to the full Board as directed by the committee Chairperson and as otherwise requested by the Board.  8. SPM Periodic Meetings. For so long as the Saddle Point Designees serve on the Board, a representative of SPM will be invited (i) to present to the Board during at least two quarterly meetings of the Board per calendar year, (ii) during such Board meetings, to separately meet with the Operations & Safety Committee and (iii) during the two quarterly periods per calendar year in which SPM is not otherwise meeting with the Board, to (x) meet with the Company’s Chief Executive Officer and Chief Financial Officer and (y) telephonically meet with the Operations & Safety Committee. Except as expressly contemplated hereby, the meetings described in this Section 8 shall be in person, unless, at the time such meetings are to be held, in person meetings are prohibited by state, local or national order or decree, or the Company otherwise has determined that such Board and executive meetings will not be held in person. For the avoidance of doubt, it is acknowledged and agreed that any presentations, meetings and discussions (and any written materials related thereto) contemplated by this Section 8 shall be subject to the terms and conditions of the Confidentiality Agreement. 9. Expenses. Each party will be responsible for its own fees and expenses incurred in connection with the execution and effectuation of this letter agreement and the transactions contemplated hereby, except that the Company will, subject to an aggregate cap of $500,000, reimburse SPM and Maxima Fund for their reasonable, documented out-of-pocket expenses, including legal fees, incurred in connection with the negotiation and entry into this letter agreement and other matters related to the Company’s 2020 Annual Meeting.  10. Annual Meeting Timing and Voting Agreement. The Company agrees to hold the 2020 Annual Meeting prior to June 1, 2020, subject to any delay necessitated by compliance with applicable law or regulatory, judicial or stock exchange order, published interpretation or similar requirements. During the Standstill Period (as defined below), the Company shall (i) recommend that the Company’s stockholders vote in favor of the election of each of the Saddle Point Designees, (ii) use its commercially reasonable efforts (which shall include the solicitation of proxies) to cause the election of the Saddle Point Designees, it being understood that such efforts shall not be less than the efforts used by the Company to cause the election of the other director nominees nominated by the Company, and (iii) use its commercially reasonable to cause all of the Company Common Stock represented by proxies granted to it (or any of its officers, directors, representatives or agents) to be voted in favor of each of the Saddle Point Designees. Further, in connection with such meeting or meetings, SPM shall vote or cause to be voted any Company Common Stock beneficially owned by SPM or Maxima Fund or any other Saddle Point Affiliate as of the time of such meeting in favor of the election of directors nominated by the Board (provided such nominees include the Saddle Point Designees). Notwithstanding the foregoing, each of SPM and Maxima Fund shall be entitled to (i) vote its shares on any other proposal brought before the 2020 Annual Meeting (or any adjournments or postponements thereof) or otherwise vote as it determines in its sole discretion, and (ii) disclose, publicly or otherwise, how it intends to vote or act with

Saddle Point Management, L.P. March 26, 2020 Page 5  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7 respect to common stock it beneficially owns, with respect to any stockholder proposal or other matter to be voted on by stockholders of the Company and the reasons therefore (in each case, subject to Section 11 below).  11. Standstill.  a. Except as may be required by law, rule, a court, legal or regulatory process, each of SPM and Maxima Fund agrees that from the date of this letter agreement until (i) the earlier of (x) the date that is thirty (30) days prior to the deadline for the submission of stockholder nominations for the 2021 Annual Meeting pursuant to the Bylaws and (y) 100 days prior to the one-year anniversary of the 2020 Annual Meeting (such date, the “Notice Deadline”), or (ii) in the event that the Saddle Point Designees are nominated to the Board at the 2021 Annual Meeting pursuant to Section 5 of this letter agreement (and, if SPM makes the nomination request contemplated by Section 5(a) at least 90 days prior to the Notice Deadline, the irrevocable commitment to make such nominations is made by the Board at least 60 days prior to the Notice Deadline), the date that is the earlier of  (x) thirty (30) days prior to the deadline for the submission of stockholder nominations for the 2022 annual meeting of stockholders of the Company pursuant to the Bylaws and (y) 100 days prior to the one-year anniversary of the 2021 Annual Meeting (such period, the “Standstill Period”), SPM will not, and it will cause each of its controlled affiliates, including Maxima Fund (collectively, the “Saddle Point Affiliates”, and each a “Saddle Point Affiliate”) and its respective directors, officers, managers and employees not to, and will direct its consultants, agents, representatives, attorneys and advisors (to the extent directly or indirectly acting on its behalf) not to, directly or indirectly, (A) make, engage in or in any way participate in, any regulated solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders) with respect to any voting securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “Securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, (B) form, join, encourage, influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons or entities that are not Saddle Point Affiliates with respect to any Securities of the Company, or otherwise in any manner agree, attempt, seek or propose to deposit any Securities of the Company in any voting trust or similar arrangement, or subject any Securities of the Company to any arrangement or agreement with respect to the voting thereof, except (1) as expressly set forth in this Agreement and (2) with respect to any arrangement in effect as of the date hereof and disclosed to the Company prior to the date hereof, or (3) in connection with any non-discretionary research arrangement or discretionary single-managed accounts on behalf of third-parties (subject to the beneficial ownership threshold of part (C) of this Section 11), (C) buy, offer to buy or agree to buy shares of the Company’s Common Stock that would, after giving effect to such purchases, give rise to its beneficial ownership exceeding 7.5% of the Company’s outstanding Common Stock on a fully diluted and fully converted

Saddle Point Management, L.P. March 26, 2020 Page 6  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7 basis as of the date hereof (as determined under Rule 13d-3 of the Exchange Act), including any shares of Common Stock or economic exposure to shares of Common Stock pursuant to any option, warrant, convertible security, stock appreciation right, or other similar right (including, without limitation, any put or call option or “swap” transaction), (D) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person or entity to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, division, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by Saddle Point or a Saddle Point Affiliate of any Securities of the Company into any tender or exchange offer or vote by Saddle Point or a Saddle Point Affiliate of any Securities of the Company with respect to any Extraordinary Transaction, (E) engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including, without limitation, any put or call option or “swap” transaction) with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the Securities of the Company, the result of which would cause Maxima Fund and the other Saddle Point Affiliates controlled by SPM, taken together, to not maintain at least a 25% net long position, with respect to its holdings, (F) (i) call or seek to call any meeting of stockholders, including by written consent, (ii) seek the formal removal of any member of the Board, (iii) solicit consents from stockholders or otherwise act or seek to act by written consent, (iv) conduct a referendum of stockholders, or (v) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise; (G) publicly take any action in support of or publicly make any proposal or request that constitutes changing the Board or management of the Company, including pursuant to a “contested solicitation” for the appointment, election or removal of directors with respect to the Company or seek, knowingly encourage or take any other action with respect to the election or formal removal of any directors, (H) make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this letter agreement that is inconsistent with the provisions of this letter agreement, (I) seek representation on, or nominate any candidate to, the Board other than in connection with the matters contemplated by this letter agreement, (J) enter into any agreements, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing, or (K) make any request or submit any proposal to amend the terms of this letter agreement other than through non-public communications with the Company that would not reasonably be expected to require disclosure by any party.

Saddle Point Management, L.P. March 26, 2020 Page 7  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7  b. Notwithstanding anything to the contrary herein, (1) nothing in this letter agreement shall prevent SPM, Maxima Fund or their controlled affiliates from taking actions in furtherance of identifying director candidates in connection with the 2021 Annual Meeting, including discussing with the Board potential Board candidates with relevant technology experience, so long as such actions do not create a public disclosure obligation for SPM or Maxima Fund (or their respective controlled affiliates) or the Company and are undertaken on a basis reasonably designed to be confidential, (2) SPM and Maxima Fund shall be entitled to make confidential proposals to the Board or management of the Company regarding any of the matters set forth in this Section 11, but only so long as such request or proposal would not reasonably be expected to require public disclosure by the Company or SPM or Maxima Fund, and (3) this Section 11 shall be of no further force and effect if (A) the Company enters into a definitive agreement with a person or Group of persons involving the direct or indirect acquisition of all or at least 50% of the Company’s equity securities or all or a majority of the Company and its subsidiaries’ assets on a consolidated basis, other than in connection with an internal restructuring transaction involving only the Company, one or more of its subsidiaries and/or any holding company formed for the purpose of such transaction, which, for the avoidance of doubt, would include, without limitation, any spin-off, split-off or similar transaction involving any division or operating segment of the Company, (B) any person or Group becomes the beneficial owner of 50% or more of the outstanding equity securities of the Company, or (C) a tender or exchange offer is commenced that, if consummated, would result in all or at least 50% of the Company’s equity securities being owned by persons other than the Company or current holders of the Company’s equity securities and the Board (or a committee thereof) fails to recommend within ten (10) business days from the date of commencement of such offer that its stockholders reject such offer. For the avoidance of doubt, absent a written or legally binding agreement unrelated to a Maxima Fund limited partner’s investment in Maxima Fund, neither SPM nor Maxima Fund shall be deemed to be a member of a Group with their limited partners solely by virtue of their status as limited partners or such person’s holdings (if any) outside of Maxima Fund or another entity controlled by SPM. 12. Nomination Withdrawal. Subject to the Company’s continued performance hereunder, SPM on behalf of Maxima Fund (and the Saddle Point Affiliates) hereby withdraws its previous submission of a Notice of Nomination for the Election of Directors dated March 18, 2020. Further, subject to the Company’s continued performance hereunder, each of SPM and Maxima Fund, hereby agrees that it will not, and that it will not permit any of its Affiliates to, directly or indirectly (A) nominate or recommend for nomination any person for election at the 2020 Annual Meeting, (B) submit any proposal for consideration at, or bring any other business before, the 2020 Annual Meeting, directly or indirectly, or (C) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the 2020 Annual Meeting. 13. Press Release. Promptly following the execution and delivery of this letter agreement, the Company and SPM shall issue a joint press release substantially in the form attached to this letter agreement as Exhibit A (the “Joint Press Release”) and each party to this letter

Saddle Point Management, L.P. March 26, 2020 Page 8  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7 agreement shall not, and shall cause its controlled affiliates and its and their respective principals, directors, members, partners, officers, employees, agents and representatives acting on their behalf not to, make any statement inconsistent with the Joint Press Release in connection with the announcement of this letter agreement. 14. Mutual Non-Disparagement. Subject to applicable law, each of the parties covenants and agrees that, during the Standstill Period or if earlier, until such time as the other party or any of its agents, subsidiaries, controlled affiliates, successors, assigns, officers, key employees or directors shall have breached this Section 14, neither it nor any of its respective agents, subsidiaries, controlled affiliates, successors, assigns, officers, key employees or directors, shall in any way publicly (including by any communication with other investors or prospective investors in the Company, with securities analysts or any member of traditional or digital media) criticize, disparage, call into disrepute or otherwise defame or slander any other party hereto or such other party’s subsidiaries, controlled affiliates, officers (including any current officer of a party or a party’s subsidiaries who no longer serves in such capacity at any time following the execution of this letter agreement), directors (including any current director of a party or a party’s subsidiaries who no longer serves in such capacity at any time following the execution of this letter agreement), employees, stockholders, agents, attorneys or representatives, or any of their respective businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other party, their businesses, products or services or their subsidiaries, controlled affiliates, successors, assigns, officers, directors, employees, stockholders, agents, attorneys or representatives. For purposes of this Section 14, no actions taken by any director, agent or other representative of a party in any capacity other than on behalf of, and at the direction of, such party will be covered by this letter agreement. The foregoing notwithstanding, the Company acknowledges and agrees that private or otherwise non-public communications between SPM or Maxima Fund, on the one hand, and any of SPM’s or Maxima Fund’s current or prospective clients or investors, on the other hand, shall not be considered public and are not prohibited by this Section 14, and the release of any material, documents, or presentations created and furnished to such persons prior to the date hereof, and released by such persons not under the control of SPM or Maxima Fund subsequent to the date of this letter agreement shall not constitute a breach of this agreement. The foregoing shall not (i) restrict the ability of any party or its representatives to comply with any applicable subpoena or other legal process or respond to a request for information from any governmental authority, other legal requirement or the rules of any securities exchange to which it is subject, (ii) apply to any party’s internal communications, (iii) apply to private communications between any party or their controlled affiliates and such party’s directors, officers, employees, agents or representatives acting on such party’s behalf, on the one hand, and the Company or any of its subsidiaries, directors, officers, employees, agents or representatives acting on their behalf, on the other hand or (iv) prohibit a response by a party to any statement made by the other party or any of its agents, subsidiaries, Affiliates, successors, assigns, officers, key employees or directors which is in violation of this Section 14. 15. Equitable Relief; Specific Performance. Each party acknowledges that (i) the other parties hereto would be irreparably injured by a breach of this letter agreement, and (ii) monetary remedies may be inadequate to protect a party against any actual or threatened breach or continuation of any breach of this agreement. Without prejudice to any other rights and

Saddle Point Management, L.P. March 26, 2020 Page 9  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7 remedies otherwise available to a party under this letter agreement, (a) each party shall be entitled to seek equitable relief by way of injunction or otherwise to prevent breaches or threatened breaches of any of the provisions of this letter agreement, without proof of actual or special damages, (b) the breaching party shall not plead in defense thereto that there would be an adequate remedy at law, and (c) the breaching party agrees to waive any applicable right or requirement that any surety, bond or other monies be posted by the non-breaching party. Such remedies shall not be the exclusive remedies for a breach of this agreement, but shall be in addition to all other remedies available at law or in equity.  16. Miscellaneous.  a. The restrictions in Section 11 shall terminate ten (10) business days after written notice is delivered to a breaching party hereto following a material breach of this letter agreement by such party (including without limitation the Company’s failure to nominate a Saddle Point Designee in accordance with Section 1) if such breach has not been cured within such notice period. This Agreement is effective as of the date hereof and shall remain in full force and effect for the period commencing on the date hereof and ending as of the end of the Standstill Period. The provisions of Sections 15 – 19 shall survive the termination of this Agreement. No termination pursuant to this Section 16 shall relieve any party from liability for any breach of this agreement prior to such termination. b. This letter agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties hereto and delivered to the other party (including by means of electronic delivery or facsimile). c. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by any party hereto without the express written consent of the other parties hereto. This letter agreement, however, shall be binding on successors of the parties hereto. 17. Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this letter agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (d) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:  If to the Company:  Stericycle, Inc. 2355 Waukegan Road Bannockburn, Illinois 60015 Attention: Stu Funderburg

Saddle Point Management, L.P. March 26, 2020 Page 10  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7 Email:   Stu.Funderburg@stericycle.com     With a copy (which shall not constitute notice) to:  Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800  Chicago, Illinois 60611 Attention: Bradley Faris Email: bradley.faris@lw.com  If to SPM, Maxima Fund or the Saddle Point Designees:  Saddle Point Management, L.P. 555 West 57th Street, Ste. 1326 New York, New York 10019 Attention: Suzanne Curl Email: compliance@saddlept.com  With a copy (which shall not constitute notice) to:  Proskauer Rose Eleven Times Square New York, New York 10036 Attention: Daniel Ganitsky Email: dganitsky@proskauer.com 18. Governing Law. This letter agreement and all claims and causes of action hereunder, whether in tort or contract, or at law or in equity, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. 19. Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this letter agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this letter agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, whether in tort or contract or at law or in equity, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this letter agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this letter agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or

Saddle Point Management, L.P. March 26, 2020 Page 11  9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7 from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts.   [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

Saddle Point Management, L.P. March  26, 2020 Page 12     I and the Board look forward to working together with you. Please confirm that the  foregoing correctly sets forth our agreement by signing and returning to a duplicate copy of this  letter. Very truly yours,  STERICYCLE, INC.    By: ___________________________    Accepted and Agreed to as of the date first written above:  SADDLE POINT MANAGEMENT, L.P.     By: ___________________________ Name: Roy J. Katzovicz Title: Chief Executive Officer MAXIMA FUND I, L.P. By: SADDLE POINT GP, LLC, its General Partner   By: ___________________________ Name: Roy J. Katzovicz Title: Managing Member     Cindy J. Miller, CEO

Saddle Point Management, L.P. March 26, 2020 Page 12 I and the Board look forward to working together with you. Please confirm that the foregoing correctly sets forth our agreement by signing and returning to a duplicate copy of this letter. Very truly yours, STERICYCLE, INC.  By: ___________________________ Accepted and Agreed to as of the date first written above: SADDLE POINT MANAGEMENT, L.P.  By: ___________________________ Name: Roy J. Katzovicz Title: Chief Executive Officer MAXIMA FUND I, L.P. By: SADDLE POINT GP, LLC, its General Partner  By: ___________________________ Name: Roy J. Katzovicz Title: Managing Member

Exhibit A Confidentiality Agreement [See attached] 9986/48254-001 CURRENT/115004776v10 US-DOCS\114747541.7